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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vishay Intertechnology, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 1995 (except for Note 13, as to which the date is March 3, 1995), with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
                                                -----------------------------
                                                    Ernst & Young LLP

Philadelphia, Pennsylvania
September 13, 1995